Exhibit 99.1

Arcimoto Announces Next Phase of Strategic Restructuring Plan and Operational Milestone

Arcimoto is now accepting customer orders from New York, New Jersey,
Pennsylvania, Maryland, Virginia, Georgia, and Washington D.C.

EUGENE, Ore. Oct. 20, 2022 – Arcimoto, Inc.® (NASDAQ: FUV), makers of rightsized, outrageously fun, ultra-efficient electric vehicles, announced the next phase of its strategic restructuring plan to rebuild the foundation of the business and create a sustainable business model. As part of the plan, Arcimoto reduced operations spend and commenced a workforce reduction, which combined are expected to reduce annual expenses by approximately $20 million and position the Company for long-term financial success.

“It's the right plan to respond to the current economic conditions. We significantly reduced spending while the company continues to focus on building our vehicle order backlog for commercial and consumer customers. This plan allows us to scale the factory and deliver vehicles at a volume that better offsets our spend with greater revenue.” said Jesse Fittipaldi, Arcimoto’s Interim CEO.

In general, the Arcimoto restructuring plan includes four key actions to maximize value:

1.	Significantly increase the backlog of sales, focusing on consumer FUV, fleet Deliverator, and strategic rentals.
2.	Open vehicle delivery to new states.
3.	Scale production to follow suit with the sales backlog.
4.	Explore all strategic alternatives available to the Company to enhance shareholder value.

Arcimoto Expands Orders to Six New States and Washington D.C.

Arcimoto also announced today that it is now accepting vehicle orders from customers in New York, New Jersey, Pennsylvania, Maryland, Virginia, Georgia, and Washington D.C., with first customer deliveries expected to begin in November.

This marks the largest sales expansion in Arcimoto history. Today, Arcimoto began reaching out to preorder customers in these areas with the opportunity to order an FUV. In celebration, Arcimoto also unveiled new limited edition printed vinyl designs that add even more fun to the FUV. To design and reserve your FUV, please visit Design.arcimoto.com.

In addition to these new states, Arcimoto vehicles are currently available in California, Oregon, Washington, Nevada, Arizona, and Florida. Vehicle reservations are open in Hawai’i, with first deliveries slated to begin in Q1 2023. Customers outside of these states can place a $100 refundable preorder to be the first to know when Arcimoto opens in their region.

“We are thrilled to introduce Arcimoto to some of the top EV markets in the country, home to many of the most beautiful places to FUV,” said Arcimoto Chief Experience Officer Lynn Yeager. “We’ve had the incredible pleasure to FUV through cities like Manhattan, D.C., and Savannah and we can’t wait for our customers to have the opportunity to experience these epic rides for themselves. To all of our longtime pre-order customers, thank you so much for your patience.”

Arcimoto Consumer Financing Promo For November, 1.99% APR

Arcimoto’s finance partner FreedomRoad Financial will be extending the special 1.99% APR* financing for up to 36 months to qualified customers until November 30th. Affordable financing options are key to Arcimoto’s growth and driving vehicle sales. Interested customers can visit Arcimoto.com/finance to move forward.

*APR = Annual Percentage Rate. This finance promo is for new, untitled 2022 Arcimoto models only. Financing offer available through FreedomRoad Financial (FRF), a loan production office of Evergreen Bank Group, Member FDIC. Annual Percentage Rate (APR) of 1.99% for 36-month term and $0 down payment offer is available to qualified applicants only. Sample monthly loan payment on loan amount $10,000.00 for 36 months at 1.99% would be payments of $286.38 per month. Not all buyers will qualify and if approved may receive a higher rate, depending on credit score. Where zero down dollars is indicated, it is available for well-qualified applicants with approved credit. Some buyers will require a down payment in order to receive credit approval. Subject to model availability and dealer participation. Subject to credit approval by FRF. Financing offer can change or terminate at any time without prior notice. Offer valid October 1 to November 30, 2022. Finance offer valid through Arcimoto. Please contact our Customer Experience Team for all program details.

For the latest company updates, check out our Q2 Stakeholder Webinar. Follow Arcimoto on YouTube, Facebook, Instagram, Twitter, TikTok, and LinkedIn. Investor information about the company, including press releases, stakeholder webcast replays, and more can be found at http://arcimoto.com/ir.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Arcimoto, Inc.

Arcimoto is a pioneer in the design and manufacture of rightsized, ultra-efficient, incredibly fun electric vehicles for everyday mobility. Built on the revolutionary three-wheel Arcimoto Platform, our vehicles are purpose-built for daily driving and local delivery, all at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Based in Eugene, Oregon, the Arcimoto team is dedicated to creating world-class EVs that make the world a better place. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Public Relations Contact:

Megan Kathman

(651) 785-3212

pr@arcimoto.com

Investor Relations Contact:

investor@arcimoto.com